CONTRIBUTION AGREEMENT


This Contribution Agreement (this "Agreement") is made and entered into as of this _______ day of January, 1996 by and among Advanced MobileComm, Inc., a Massachusetts corporation ("AMI"), Royce Witte, Nels Kjorvestad, Mary Kjorvestad, David Bell, Alan Bell, John Holley, David Weisman, for himself and as trustee for the Revocable Trust for W.A. Weisman and the Revocable Trust for Stanley C. Marinoff, Alan S. Tilles, Richard Meyer, Jean Meyer and Royce Witte, individually and as authorized agent for Trunked Mobile Radio Systems (the "Optionee Sellers," and collectively with AMI, the "Sellers").

WHEREAS, certain of the Optionee Sellers (or affiliates thereof) entered into option agreements (the "Option Agreements") dated as of November 4, 1993 granting to Advanced MobileComm Southwest Limited Partnership, a Delaware limited partnership ("AMI-SW"), options to acquire, and granting the Optionee Sellers the right to require AMI-SW to acquire, certain specialized mobile radio ("SMR") systems and related assets described in the Option Agreements (the "Option Assets") from the Optionee Sellers (and certain affiliates) in exchange for partnership interests in AMI-SW; and

WHEREAS, the Sellers entered into a contribution agreement
(the "Contribution Agreement") dated as of September 5, 1995, as amended, with Pittencrieff Communications, Inc., a Texas corporation ("PCI") and Pittencrieff Communications, Inc., a Delaware corporation ("New PCI"), pursuant to which substantially all of the assets of AMI-SW and the Option Assets (or the stock of corporations which own the Option Assets) as well as certain 900 MHz SMR systems operated by it in San Diego (the "San Diego Systems") will be contributed to New PCI in exchange for shares of common stock of New PCI (the "New PCI Shares"); and

WHEREAS, in view of the pending transaction with PCI and New
PCI, the Sellers have elected not to consummate the transactions contemplated by the Option Agreements; and

WHEREAS, the Contribution Agreement requires the Sellers to make joint and several representations and covenants to PCI and New PCI with respect to the Option Assets and numerous other matters and to jointly and severally indemnify New PCI for breach thereof; and

WHEREAS, each Seller desires to ensure that if he or it is required to make a payment to New PCI under the indemnity provisions of the Contribution Agreement with respect to SMR Pittencrieff Losses for which he or it would not be responsible if the representations and covenants had been made by the Sellers severally and not jointly, such Seller shall promptly be reimbursed such amount by the party that is responsible for the Pittencrieff Losses; and

WHEREAS, the Contribution Agreement contains certain SMR channel delivery requirements which are calculated on a collective basis; and

WHEREAS, the Sellers intend that the New PCI Shares to be received by them from New PCI shall be allocated, with certain agreed upon exceptions, among the Sellers based upon the same percentages as the percentages in which they would have shared ownership of AMI-SW upon consummation of all of the transactions contemplated in the Option Agreements (the "Ownership Percentages"); and

WHEREAS, the Sellers desire to provide for adjustments in the Ownership Percentages in the event that a Seller fails to deliver all of the SMR channels described in the Option Agreement to which such Seller is a party; and

WHEREAS, the Sellers have agreed to place a portion of the New PCI Shares in escrow to secure their obligations hereunder;

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers hereby agree as follows:


	SECTION 1
	OBLIGATIONS UNDER CONTRIBUTION AGREEMENT

1.1	Terms used herein without definition shall have the
meanings assigned thereto in the Contribution Agreement.

1.2	Nature of Obligations under the Contribution Agreement.
It is acknowledged by each Seller that the Contribution Agreement requires the Sellers to jointly and severally indemnify New PCI from and against Pittencrieff Losses (as defined in the Contribution Agreement) arising from claims described therein.

1.3	Liability to Pay Claims.  The Sellers hereby agree as
follows:

(i)	Each Seller shall be responsible for making any
indemnity payment required to be made by the Sellers to New
PCI under the Contribution Agreement on account of Pittencrieff Losses that are attributable to the Option
Assets contributed to New PCI by such Seller.

(ii)	If any Seller makes an indemnity payment to New
PCI that is attributable to Pittencrief Losses for which such Seller would not have been responsible if the representations, warranties and covenants had been made by the Sellers to New PCI severally and not jointly, then the Seller against whom New PCI would have an indemnity claim if representations, warranties and covenants had been made by the Sellers to New PCI severally and not jointly shall promptly upon the demand of the overpaying Seller pay to such overpaying Seller the amount of such payment. Such amount shall be paid in immediately available funds in accordance with the written instructions of the overpaying Seller.

	SECTION 2
	ESCROW PROVISIONS

Simultaneously with the closing contemplated under the Contribution Agreement, each of the Sellers will execute and deliver the Escrow Agreement attached hereto as Exhibit A.


	SECTION 3
	ADJUSTMENT OF OWNERSHIP PERCENTAGES

Each Optionee Seller acknowledges, by execution of this Agreement that he or it is obligated to contribute to New PCI pursuant to the Contribution Agreement all of the Option Assets that are the subject of the Option Agreement to which he or it is a party (or all of the shares of capital stock of any corporation that owns such Option Assets). The Sellers acknowledge that except as provided below, the New PCI Shares to be received by them from New PCI shall be allocated among the Sellers based upon the Ownership Percentages; and in the event that any Seller does not contribute to New PCI all of the Option Assets required to be contributed by him or it under the applicable Option Agreement, unless an Optionee Seller agrees otherwise with AMI in writing, the Ownership Percentages of the Sellers (and, consequently, the New PCI Shares to be received by the Sellers) shall be adjusted in the same manner as is provided for the adjustment of the option consideration in Section 2.6 of each Option Agreement, it being understood that the provisions pertaining to substitution of channels in Section 3.5 of each Option Agreement shall apply for the purpose of this calculation. The Sellers acknowledge that AMI has made and may continue until the Closing to make loans (the "AMI Loans") to AMI-SW to finance certain acquisitions and to pay expenses of AMI-SW. The Sellers agree that the AMI Loans, which are presently $3,100,000 of principal in the aggregate, to AMI-SW shall be repaid in full at the Closing from the Transaction Consideration, based upon the trading price of the common stock of PCI on the five business days prior to the third day before the Closing before any allocation of the Transaction Consideration to the Sellers. No adjustments shall be made with respect to the Transaction Consideration to be paid to AMI with respect to the transfer to New PCI of the San Diego Systems or the assets of AMI-SW.


	SECTION 4
	MISCELLANEOUS

4.1	Termination.  This Agreement may not be terminated or
rescinded without the written consent of all parties hereto until the date of the expiration of the indemnity provisions in the Contribution Agreement. In any event, such a termination or rescission shall not affect any liability of a party hereto in respect of a claim for payment or reimbursement made prior to the date of such termination or rescission.

4.2	Amendment, Modification and Severability.  This
Agreement may not be amended, modified or waived except by a written agreement signed by the party against whom enforcement of such amendment, modification or waiver is sought. A waiver of any term or condition of this Agreement shall not be deemed to be a further or continuing waiver of any such term or condition. If any provision of this Agreement shall be invalid, inoperative or unenforceable, this Agreement shall be reformed and construed as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision were reformed so that it would be valid, operative and enforceable to the maximum extent permitted.

 	4.3	Notices.  All notices, requests or other communications
required or permitted hereunder shall be given in writing and delivered by hand or by recognized overnight courier and shall be deemed to have been delivered on the date of receipt, to the following addresses: (a) if to the Optionee Sellers, to the respective addresses set forth on Exhibit B hereto; and (b) If to AMI, to: Advanced MobileComm, Inc., 82 Devonshire Street, Mail
Zone R25D, Boston, Massachusetts 02109,  Attention:  George K.
Hertz, President, with a copy (which shall not constitute notice) to: Sullivan & Worcester, One Post Office Square, Boston, Massachusetts 02109, Attention: Karen L. Linsley, Esq. or to such other address as any party may have designated for itself by written notice to the other in the manner herein prescribed.

4.4	Binding Effect; Assignment; Governing Law, Etc.  This
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but this Agreement shall not be assigned by either of the parties hereto without the prior written consent of the other parties, except that AMI may assign this Agreement in connection with its liquidation and dissolution; any assignment made absent such consent shall be void ab initio. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of The State of Texas without giving effect to principles of conflicts of laws. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered, effective as of the day and year first above written.

ADVANCED MOBILECOMM, INC.

By:___________________________
_____
   Name:
   Title:

______________________________
__
Royce Witte, for himself and
as authorized agent for
Trunked Mobile Radio Systems

______________________________
_____
Nels Kjorvestad

______________________________
_____
Mary Kjorvestad

______________________________
_____
David Bell

______________________________
_____
Alan Bell

______________________________
_____
John Holley

By:___________________________
_____
David E. Weisman, for
himself and
as trustee for the
Revocable Trust for
W.A. Weisman and the
Revocable
Trust for Stanley C.
Marinoff

______________________________
_____
Alan S. Tilles

______________________________
_____
Richard Meyer

______________________________
_____
Jean Meyer